Exhibit 10.19


     Description of Plan to Issue Stock for Director Compensation


     On August 20, 1996,  the  Board  of  Directors   of  the  Company
approved the issuance of stock to the registrant for the payment of the nonemployee directors' $13,000 annual retainer. The number of shares to be issued will be based on the market value of the registrant's stock on the last trading day prior to its issuance.




79804